Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of South Jersey Industries, Inc. on Form S-3 of our reports dated February 14, 2001, appearing and incorporated by reference in the Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

September 6, 2001